UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MATTSON TECHNOLOGY, INC.

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Supplement

To

Proxy Statement Dated February 17, 2016,

For

SPECIAL MEETING OF STOCKHOLDERS

OF

MATTSON TECHNOLOGY, INC.

TO BE HELD ON MARCH 23, 2016

The date of this Supplement is MARCH 14, 2016.

Mattson Technology, Inc. (“Mattson,” “we” and “us”) is furnishing this supplement dated March 14, 2016 to the proxy statement filed by Mattson with the Securities and Exchange Commission (“SEC”) on February 17, 2016, (the “proxy statement”), in connection with the special meeting of Mattson stockholders to be held on Wednesday, March 23, 2016, at 9:00 a.m. Pacific time.

The following information supersedes and supplements any information in the proxy statement relevant to the applicable topic. Except as specifically supplemented by the information contained in this supplement, all information set forth in the proxy statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the proxy statement. Any page references listed below are references to pages in the proxy statement, not this supplement to the proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the proxy statement

THE MERGER - BACKGROUND OF THE MERGER

The following information supplements the information under the heading “The Merger - Background of the Merger” beginning on page 31 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following language is hereby added to the end of the paragraph beginning with “On February 12, 2015...”:

“The closing price of the Company’s common stock on the first full day of trading following the announcement of the fourth quarter 2014 results was $4.04 per share, up approximately 61% from the $2.50 per share closing price of the Company’s common stock on October 24, 2014, the first full trading day following the Company’s announcement of third quarter 2014 results.”

The following language is hereby added to the paragraph beginning “On May 26, 2015” immediately following the sentence ending with “at a price per share of $4.00 - $4.50 in cash”:

“The Initial IOI also specified that E-Town Capital envisaged that all current management of Mattson will continue in their respective roles post completion of the proposed acquisition (and at no time throughout the Company’s discussions with E-Town Capital did E-Town Capital indicate to the Company that their position with respect to retention of the Company’s management had changed).”

The following language is hereby added to the paragraph beginning “On June 5, 2015” immediately following the words “the Board should consider adopting a management neutrality policy” therein:

“, as the Company believed appropriate to help insure equal treatment of all potential purchasers.”

The following language is hereby added to the first paragraph beginning “On June 5, 2015” immediately following the sentence ending “the Company should continue to engage with E-Town Capital in order to explore a potential transaction”:

“Each of Mattson’s directors expressed his support for continuing to explore a potential transaction with E-Town Capital and the Board directed management and Morgan Stanley to continue discussions with E-Town Capital and seek a per share purchase price in the range of $6.00 - $7.00 per share.”

The following language is hereby added to the paragraph beginning “On June 12, 2015” immediately following the sentence ending “in the context of the First Revised IOI”:

“Following review of the preliminary valuation materials, Mr. Chen noted that the First Revised IOI referred to an in-person meeting between representatives of E-Town Capital and Mr. Chen, and explained that the meeting was of very short duration and that no one discussed price or any other terms of a potential strategic transaction with E-Town Capital during such meeting.”

THE MERGER - MANAGEMENT PROJECTIONS

The following information supplements the information under the heading “The Merger - Management Projections” beginning on page 54 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The following sentence is hereby added to the paragraph beginning “In connection with the Merger and other transactions contemplated by the Merger Agreement...” on page 54 of the proxy statement immediately following the sentence ending “all of which are difficult to predict, and many of which are beyond the Company’s control”:

“For each of the Forecasts, the Company assumed f/x losses of $100,000 per fiscal quarter for a total f/x loss per fiscal year of $400,000.”

THE MERGER - FAIRNESS OPINION OF MORGAN STANLEY & CO. LLC

The following information supplements the information under the heading “The Merger - Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 63 of the proxy statement. You are encouraged to read carefully this entire supplement and the entire proxy statement, including the Annexes and the other documents to which this supplement or the proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Trading Range Analysis”” on page 65 of the proxy statement is amended by adding the following immediately after the last paragraph of that subsection:

“Morgan Stanley noted that the Company’s implied equity value on December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger), on a fully-diluted basis (including outstanding options, restricted stock awards, restricted stock units and shares underlying convertible debt) was approximately $242 million and the implied aggregate value on a fully-diluted basis was approximately $205 million, based on the closing price of $3.10 of our common stock on December 1, 2015, our outstanding shares, options, restricted stock awards and restricted stock units outstanding as of November 24, 2015, and our cash and debt balances as of September 30, 2015.

Morgan Stanley also noted that implied equity value of the Company under the terms of the Merger on a fully-diluted basis (including outstanding options, restricted stock awards, restricted stock units and shares underlying convertible debt) was approximately $299 million and the implied aggregate value on a fully-diluted basis was approximately $262 million based on the Per Share Merger Consideration of $3.80 pursuant to the Merger Agreement, our outstanding shares, options, restricted stock awards and restricted stock units outstanding as of November 24, 2015, and our cash and debt balances as of September 30, 2015.

Based on the Per Share Merger Consideration of $3.80 pursuant to the Merger Agreement, Morgan Stanley calculated the ratio of aggregate value on a fully-diluted basis (including outstanding options, restricted stock awards, restricted stock units and shares underlying convertible debt) to estimated revenue and Adjusted EBITDA, as well as Price to Earnings for calendar years 2015 and 2016. For purposes of this analysis, Morgan Stanley utilized publicly available estimates of revenue, Adjusted EBITDA, and earnings per share prepared by equity research analysts, available as of December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger).

The following table summarizes Morgan Stanley’s analysis:

Street Case	Implied Multiples
Aggregate Value to Estimated 2015 Revenue	1.6x
Aggregate Value to Estimated 2016 Revenue	1.6x
Aggregate Value to Estimated 2015 Adjusted EBITDA	20.6x
Aggregate Value to Estimated 2016 Adjusted EBITDA	22.2x
Price to Estimated 2015 Earnings	33.8x
Price to Estimated 2016 Earnings	41.1x”

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Public Trading Comparables Analysis”” is amended by adding the following tables immediately after the list of “Selected Small-Cap Semiconductor Capital Equipment Companies” on page 66 of the proxy statement:

Observed Operating Metrics

Calendar Year Based on Thomson Reuters

	Estimated Year-Over- Year Revenue Growth		Estimated Gross Margin		Estimated Operating Margin
	2015	2016	2015	2016	2015	2016
Selected Large-Cap Semiconductor Capital Equipment Companies
Applied Materials, Inc.	3%	2%	43%	43%	19%	20%
ASML Holding NV	(6%)	5%	46%	46%	25%	25%
KLA-Tencor Corporation	(2%)	4%	58%	58%	28%	29%
Lam Research Corporation	21%	(1%)	46%	46%	22%	21%
Tokyo Electron Limited	2%	(5%)	39%	40%	17%	16%
Selected Small-Cap Semiconductor Capital Equipment Companies
ASM International NV	7%	2%	44%	43%	17%	17%
Axcelis Technologies Inc.	45%	(1%)	34%	35%	7%	7%
Nanometrics Incorporated	12%	7%	48%	49%	4%	7%
Photronics Inc	10%	6%	28%	30%	14%	16%
Ultratech, Inc.	3%	7%	45%	47%	(6%)	0%
Screen Holdings Co., Ltd.	9%	(4%)	30%	31%	9%	9%

Observed Valuation Metrics

Calendar Year Based on Thomson Reuters

	Aggregate Value to Estimated Revenue		Aggregate Value to Estimated EBITDA		Price to Estimated Earnings
	2015	2016	2015	2016	2015	2016
Selected Large-Cap Semiconductor Capital Equipment Companies
Applied Materials, Inc.	2.3x	2.3x	10.0x	9.3x	16.5x	14.7x
ASML Holding NV	5.8x	5.5x	19.9x	18.7x	27.7x	25.0x
KLA-Tencor Corporation	4.1x	3.9x	13.3x	11.9x	20.1x	17.7x
Lam Research Corporation	2.0x	2.0x	8.3x	7.6x	13.0x	13.4x
Tokyo Electron Limited	1.7x	1.8x	7.5x	9.3x	16.2x	19.2x
Selected Small-Cap Semiconductor Capital Equipment Companies
ASM International NV	3.0x	3.0x	14.7x	14.1x	14.0x	14.2x
Axcelis Technologies Inc.	1.0x	1.0x	12.8x	10.2x	23.2x	22.5x
Nanometrics Incorporated	1.7x	1.6x	19.4x	11.8x	71.7x	33.4x
Photronics Inc	1.6x	1.5x	5.1x	4.4x	17.2x	14.6x
Ultratech, Inc.	1.4x	1.3x	N.M.	4.4x	N.M.	N.M.
Screen Holdings Co., Ltd.	0.8x	0.8x	7.3x	7.5x	13.7x	14.4x

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Discounted Cash Flow Analysis”” is amended by adding the following immediately after the second use of the word “taxes” in the fourth full sentence on page 67 of the proxy statement:

“(assuming a 35% tax rate)”

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Discounted Cash Flow Analysis”” is amended by adding the following immediately after the sixth full sentence of such subsection:

“The terminal value calculation is based on estimated 2020 unlevered free cash flow of $20MM, which normalizes capital expenditure such that it is equal to depreciation and amortization and normalizes working capital investment such that it is equal to 25% of the increase in 2020 revenue versus 2019 revenue.”

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Discounted Cash Flow Analysis”” is amended by adding the following immediately after the second full sentence on page 68 of the proxy statement:

“The discount rate used by Morgan Stanley was calculated using an assumed equity market risk premium of 6.0%, a beta estimate of 1.42 based upon Barra financial databases, and an assumed risk-free rate of 2.21% based on the U.S. Government 10-year Treasury note yield of December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger).

Based on a terminal perpetual growth rate ranging from 1.0% to 3.0%, Morgan Stanley noted that the implied ratio of estimated terminal year aggregate value to estimated next-twelve-months free cash flow and estimated next-twelve-months Adjusted EBITDA less stock-based compensation expense, based on projections prepared by our management, were as follows:

	Perpetual Growth Rate	Implied Terminal Multiple
Terminal Year Aggregate Value to Estimated Next-Twelve-Months Free Cash Flow	1.0%	10.7x
	2.0%	12.0x
	3.0%	13.7x
Terminal Year Aggregate Value to Estimated Next-Twelve-Months Adjusted EBITDA less Stock-based Compensation Expense	1.0%	5.1x
	2.0%	5.7x
	3.0%	6.5x”

The subsection under the heading “The Merger – Fairness Opinion of Morgan Stanley & Co. LLC – “Precedent Transactions Analysis”” on page 68 is amended by adding the following tables immediately preceding the first full paragraph on page 70 of the proxy statement:

Selected Semiconductor Capital Equipment Transactions

				Aggregate Value to Revenue		Aggregate Value to EBITDA		Stock Price Premium to
Target / Acquiror	Announce Date	Aggregate Value ($MM)	Equity Value ($MM)	Last Twelve Months	Next Twelve Months	Last Twelve Months	Next Twelve Months	1-Day Prior Closing Price	30-Day Average Closing Price
AMIS Holdings, Inc. / ON Semiconductor Corp.	12/13/2007	$1,100	$911	1.8x	1.7x	6.9x	6.4x	38.0%	31.9%
Axcelis Technologies Inc. / Sumitomo Corporation	3/10/2008	$640	$627	1.6x	1.7x	76.3x	N.M.	48.5%	43.0%
Credence Systems Corporation / LTX Corp.	6/20/2008	$139	$176	0.2x	0.5x	3.1x	4.0x	43.0%	50.0%
Cymer, Inc. / ASML Holding NV	10/17/2012	$2,382	$2,722	4.1x	3.6x	27.4x	40.4x	51.5%	37.3%
Eagle Test Systems, Inc. / Teradyne Inc.	9/1/2008	$166	$250	2.3x	1.8x	4.9x	N.A.	10.0%	19.0%
FSI International, Inc. / Tokyo Electron Limited	8/13/2012	$207	$244	1.6x	1.2x	8.8x	N.A.	53.5%	68.6%
ICOS Vision Systems Corporation NV / KLA-Tencor Corporation	2/21/2008	$493	$571	4.2x	2.9x	38.7x	13.9x	63.9%	43.8%
KLA-Tencor Corporation / Lam Research Corporation	10/21/2015	$11,470	$10,588	4.1x	3.9x	13.6x	12.3x	24.4%	31.0%
LTX-Credence Corporation / Verigy, Ltd.	11/18/2010	$345	$438	1.4x	1.2x	5.6x	4.5x	43.5%	39.5%
Nextest Systems Corporation / Teradyne Inc.	12/12/2007	$248	$325	4.1x	3.7x	56.0x	13.4x	67.0%	50.0%
Novellus Systems, Inc. / Lam Research Corporation	12/14/2011	$3,691	$3,237	2.3x	2.7x	8.6x	11.0x	28.0%	30.2%
Roth & Rau AG / Meyer Burger AG	4/11/2011	$457	$507	1.2x	1.2x	N.M.	11.3x	12.8%	40.5%
Semitool, Inc. / Applied Materials, Inc.	11/17/2009	$345	$364	2.5x	1.7x	N.M.	10.5x	31.0%	36.1%
SEZ Group / Lam Research Corporation	12/10/2007	$454	$592	1.4x	1.2x	21.3x	16.7x	39.2%	66.3%
Tokyo Electron Limited / Applied Materials, Inc.	9/24/2013	$7,120	$9,338	1.5x	1.1x	33.5x	8.5x	6.2%	21.4%
Varian Semiconductor Equipment Associates Inc. / Applied Materials, Inc.	5/4/2011	$4,346	$4,899	3.8x	3.5x	14.1x	12.7x	55.4%	37.9%
Verigy, Ltd. / Advantest Corporation	12/19/2010	$840	$1,132	1.2x	1.1x	10.9x	9.0x	64.1%	67.2%

Selected Technology Transactions

		Stock Price Premium To
Target / Acquiror	Announcement Date	1-Day Prior Closing Price	30-Day Average Price Closing Price	Last Twelve Months High Price
Accelrys Inc. / Dassault Systemes SA	1/30/2014	28.6%	27%	18.0%
Actuate Corporation / OpenText Corporation	12/5/2014	88.6%	72%	(18.3%)
Advent Software, Inc. / TPG Capital, L.P.	4/10/2013	(7.2%)	(7%)	(15.5%)
Anaren, Inc. / Veritas Capital	11/4/2013	12.4%	9%	4.5%
Anite plc / Keysight Technologies Netherlands B.V.	6/16/2015	22.3%	33%	16.7%
ChyronHego Corporation / Vector Capital	11/17/2014	4.1%	7%	(34.4%)
Cobra Electronics Corporation / Monomoy Capital Partners	8/28/2014	8.3%	8%	1.2%
Dot Hill Systems Corp. / Seagate Technology Public Limited Company	8/18/2015	79.2%	63%	30.2%
E2open, Inc. / Insight Venture Partners	2/5/2015	40.8%	18%	(71.2%)
Emulex Corporation / Avago Technologies Limited	2/25/2015	26.4%	22%	4.3%
EZchip Semiconductor Ltd. / Mellanox Technologies, Ltd.	9/30/2015	16.0%	15%	1.7%
Globecomm Systems Inc. / Wasserstein & Co.	8/26/2013	(1.7%)	(1%)	(5.1%)
Hutchinson Technology Inc. / TDK Corporation	11/2/2015	128.6%	129%	(11.1%)
Innovation Group plc / Carlyle Group LP	8/28/2015	14.3%	21%	11.1%
Integrated Memory Logic Limited / Exar Corp.	4/27/2014	34.6%	28%	4.0%
Integrated Silicon Solution, Inc. / Cypress Semiconductor Corporation	5/13/2015	5.3%	7%	4.6%
JA Solar Holdings Co., Ltd. / Investor Group	6/8/2015	19.9%	3%	(14.3%)
Magnetek Inc. / Columbus McKinnon Corporation	7/27/2015	55.0%	49%	0.1%
Merge Healthcare Incorporated / International Business Machines Corporation	8/6/2015	31.8%	42%	15.0%
Micrel Inc. / Microchip Technology Inc.	5/7/2015	3.1%	(3%)	(10.9%)
Millennial Media Inc. / AOL Inc.	9/3/2015	30.6%	20%	(27.1%)
Mindspeed Technologies Inc. / M/A-Com Technology Solutions Holdings, Inc.	11/5/2013	66.1%	70%	(4.2%)
Oplink Communications, Inc. / Koch Industries, Inc.	11/19/2014	14.1%	68%	12.1%
Peregrine Semiconductor Corporation / Murata Manufacturing Co., Ltd.	8/22/2014	62.5%	80%	6.3%
Performance Technologies Inc. / Sonus Networks, Inc.	12/13/2013	25.8%	25%	(1.8%)
Pericom Semiconductor Corporation / Diodes Incorporated	9/3/2015	39.6%	40%	1.1%
Pericom Semiconductor Corporation / Montage Technology Group Limited	9/30/2015	9.5%	22%	6.0%
Planar Systems Inc. / Leyard American Corporation	8/12/2015	40.0%	57%	(28.2%)
PLX Technology Inc. / Avago Technologies Limited	6/23/2014	9.4%	9%	(5.9%)
Power-One, Inc. / ABB Ltd.	4/22/2013	57.2%	52%	(11.3%)
Procera Networks, Inc. / Francisco Partners Management LLC	4/22/2015	20.9%	21%	7.3%
Rally Software Development Corp. / CA, Inc.	5/27/2015	42.9%	35%	(41.7%)
Richtek Technology Corp. / MediaTek Inc.	9/7/2015	6.0%	20%	1.0%
Silicon Image, Inc./ Lattice Semiconductor Corporation	1/27/2015	23.7%	28%	(0.4%)
STEC, Inc./ HGST, Inc.	6/24/2013	90.8%	98%	(18.3%)
Supertex Inc. / Microchip Technology Inc.	2/10/2014	35.4%	28%	19.2%
Symmetricom Inc. / Microsemi Corporation	10/21/2013	44.5%	47%	7.8%
Tellabs Inc. / Marlin Equity Partners, LLC	10/21/2013	4.3%	5%	(32.5%)
Telular Corporation / Avista Capital Holdings, L.P.	4/29/2013	30.9%	27%	9.7%
The Active Network, Inc. / Vista Equity Partners	9/30/2013	27.2%	43%	13.1%
Ubisoft Entertainment SA/ Vivendi SA	10/20/2015	(10.2%)	0%	(10.8%)
Vitesse Semiconductor Corp. / Microsemi Corporation	3/18/2015	35.7%	32%	12.6%
Vocus Inc. / GTCR, LLC	4/7/2014	47.8%	32%	18.0%
Volterra Semiconductor Corporation / Maxim Integrated Products, Inc.	8/15/2013	55.4%	51%	(10.5%)
Websense, Inc. / Vista Equity Partners	5/20/2013	28.7%	49%	27.8%